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                                                                    Exhibit 23.6


                       Consent of Independent Accountants
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of SoftKey International Inc. ("SoftKey") of our report dated January 5, 1996, relating to the combined financial statements of Compton's New Media Group as of December 25, 1994 and for the fiscal year then ended, which appears in the Current Report on Form 8-K/A of SoftKey dated January 25, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Chicago, Illinois
August 9, 1996